Exhibit 99.1
United States Oil Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$2,564,190
Unrealized Gain (Loss) on Market Value of Futures	333,990
Dividend Income	47,132
Interest Income	1,649
ETF Transaction Fees	16,000
Total Income (Loss)	$2,962,961

Expenses
Investment Advisory Fee	$660,387
Brokerage Commissions	128,918
Tax Reporting Fees	96,813
NYMEX License Fee	35,829
Prepaid Insurance Expense	22,236
Audit fees	13,589
Non-interested Directors' Fees and Expenses	10,342
SEC & FINRA Registration Expense	4,030
Legal Fees	3,336
Total Expenses	$975,480
Net Gain (Loss)	$1,987,481

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 1/1/11	$1,788,607,572
Additions (10,200,000 Units)	381,655,964
Withdrawals (2,800,000 Units)	(107,768,841)
Net Gain (Loss)	1,987,481

Net Asset Value End of Period	$2,064,482,176
Net Asset Value Per Unit (53,300,000 Units)	$38.73

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502